Exhibit (h)(2)

AMENDMENT NO. 1 DATED DECEMBER 15, 2006 TO THE PROSHARES TRUST EXPENSE

LIMITATION AGREEMENT DATED DECEMBER 15, 2005, BETWEEN PROSHARES TRUST AND

PROSHARE ADVISORS LLC

SCHEDULE A

TO PROSHARES EXPENSE LIMITATION AGREEMENT

As of December 15, 2006 for the Trust’s Initial Fiscal Year (the “applicable Period”)

Fund Name	Expense Limit

Ultra S&P500 ProShares	0.95%
Ultra MidCap400 ProShares	0.95%
Ultra Dow30 ProShares	0.95%
Ultra QQQ ProShares	0.95%
Short S&P500 ProShares	0.95%
Short MidCap400 ProShares	0.95%
Short Dow30 ProShares	0.95%
Short QQQ ProShares	0.95%
UltraShort S&P500 ProShares	0.95%
UltraShort MidCap400 ProShares	0.95%
UltraShort Dow30 ProShares	0.95%
UltraShort QQQ ProShares	0.95%
Ultra Russell2000 ProShares	0.95%
Ultra S&P SmallCap600 ProShares	0.95%
Ultra Russell1000 Value ProShares	0.95%
Ultra Russell1000 Growth ProShares	0.95%
Ultra Russell MidCap Value ProShares	0.95%
Ultra Russell MidCap Growth ProShares	0.95%
Ultra Russell2000 Value ProShares	0.95%
Ultra Russell2000 Growth ProShares	0.95%
Ultra Basic Materials ProShares	0.95%
Ultra Biotechnology ProShares	0.95%
Ultra Consumer Goods ProShares	0.95%
Ultra Consumer Services ProShares	0.95%
Ultra Financials ProShares	0.95%
Ultra Health Care ProShares	0.95%
Ultra Industrials ProShares	0.95%
Ultra Oil & Gas ProShares	0.95%
Ultra Precious Metals ProShares	0.95%
Ultra Real Estate ProShares	0.95%
Ultra Semiconductors ProShares	0.95%
Ultra Technology ProShares	0.95%
Ultra Telecommunications ProShares	0.95%
Ultra Utilities ProShares	0.95%
Ultra Russell1000 ProShares	0.95%
Short Russell2000 ProShares	0.95%
Short S&P SmallCap600 ProShares	0.95%
Short Russell1000 Value ProShares	0.95%
Short Russell1000 Growth ProShares	0.95%
Short Russell MidCap Value ProShares	0.95%
Short Russell MidCap Growth ProShares	0.95%
Short Russell2000 Value ProShares	0.95%
Short Russell2000 Growth ProShares	0.95%
Short Basic Materials ProShares	0.95%

Fund Name	Expense Limit

Short Biotechnology ProShares	0.95%
Short Consumer Goods ProShares	0.95%
Short Consumer Services ProShares	0.95%
Short Financials ProShares	0.95%
Short Health Care ProShares	0.95%
Short Industrials ProShares	0.95%
Short Oil & Gas ProShares	0.95%
Short Precious Metals ProShares	0.95%
Short Real Estate ProShares	0.95%
Short Semiconductors ProShares	0.95%
Short Technology ProShares	0.95%
Short Telecommunications ProShares	0.95%
Short Utilities ProShares	0.95%
UltraShort Russell1000 ProShares	0.95%
UltraShort Russell2000 ProShares	0.95%
UltraShort S&P SmallCap600 ProShares	0.95%
UltraShort Russell1000 Value ProShares	0.95%
UltraShort Russell1000 Growth ProShares	0.95%
UltraShort Russell MidCap Value ProShares	0.95%
UltraShort Russell MidCap Growth ProShares	0.95%
UltraShort Russell2000 Value ProShares	0.95%
UltraShort Russell2000 Growth ProShares	0.95%
UltraShort Basic Materials ProShares	0.95%
UltraShort Biotechnology ProShares	0.95%
UltraShort Consumer Goods ProShares	0.95%
UltraShort Consumer Services ProShares	0.95%
UltraShort Financials ProShares	0.95%
UltraShort Health Care ProShares	0.95%
UltraShort Industrials ProShares	0.95%
UltraShort Oil & Gas ProShares	0.95%
UltraShort Precious Metals ProShares	0.95%
UltraShort Real Estate ProShares	0.95%
UltraShort Semiconductors ProShares	0.95%
UltraShort Technology ProShares	0.95%
UltraShort Telecommunications ProShares	0.95%
UltraShort Utilities ProShares	0.95%
UltraShort Russell1000 ProShares	0.95%
Ultra Russell MidCap	0.95%
Short Russell MidCap	0.95%
Ultra Short Russell MidCap	0.95%

PROSHARE ADVISORS LLC, a Maryland limited liability company		PROSHARES TRUST, a Delaware statutory trust

By:		By:
	Michael L. Sapir Chief Executive Officer		Louis M. Mayberg President